As filed with the Securities and Exchange Commission on September 4, 2009

Registration No. 333-160399

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven R. Lacy, Esq.

Senior Vice President, Administration,

General Counsel and Secretary

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Robert K. Morris, Esq.

Hannah T. Frank, Esq.

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Telephone: (412) 288-3131

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities (2)(3)
Common Stock, par value $0.01 per share (3)
Preferred Stock, par value $0.01 per share (3)(4)(5)
Depositary Shares (5)
Warrants (6)
Guarantees (7)
Units (8)
Total Offering			$325,000,000 (1)	$6,975 (1)

(1)	This registration statement registers an indeterminate amount of securities having an aggregate initial offering price of $325,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. Pursuant to Rule 415(a)(6), $200,000,000 of the securities registered hereunder are unsold securities previously registered on Registration Statement 333-136329, filed on August 4, 2006, for which a filing fee of $21,400.00 was previously paid and will continue to be applied to such unsold securities. The amount of the registration fee in the “Calculation of Registration Fee” table relates to the additional $125,000,000 of securities being registered hereunder. Pursuant to Rule 457(p), the registration fee of $6,975 relating to the additional $125,000,000 of securities being registered under this registration statement is offset by $7,979.03 of registration fees previously paid relating to the unsold portion (3,977,500 shares of common stock) of a total registered amount of 7,600,000 shares of common stock (secondary offering) of the registrant that were previously registered pursuant to Registration Statement No. 333-136329, filed on August 4, 2006, the offering of which has been completed.
(2)	There are being registered hereunder an indeterminate principal amount of debt securities that may be sold from time to time. If any debt securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $325,000,000, less the dollar amount of any securities previously issued hereunder.
(3)	There are being registered hereunder an indeterminate number of shares of common stock that may be sold by the registrant from time to time. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion or redemption of preferred stock or debt securities registered hereby.
(4)	There are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the registrant.
(5)	There are being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.
(6)	There are being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase preferred stock, common stock or debt securities registered hereby or equity securities issued by an unaffiliated corporation or other entity and held by the registrant.
(7)	Guarantees may be provided by Koppers Holdings Inc. or the subsidiaries of the registrant listed in this registration statement for the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(8)	Each unit is a unit comprised of a combination of any of the other securities registered under this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Koppers Inc., a wholly-owned subsidiary of Koppers Holdings Inc., may also issue debt securities under this registration statement and is hereby deemed to be a registrant. In addition, one or more of the following subsidiaries may provide a full and unconditional guarantee of the repayment of the debt securities registered under this registration statement, and is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Indemnification Number
Koppers Inc.	Pennsylvania	25-1588399
Koppers Asia LLC	Delaware	25-1588399
World-Wide Ventures Corporation	Delaware	51-0340346
Koppers Concrete Products, Inc.	Delaware	25-1655686
Concrete Partners, Inc.	Delaware	25-1669803
Koppers Delaware, Inc.	Delaware	51-0370974
Koppers Redemption, Inc.	Delaware	25-1604704
Koppers Australia Holding Company Pty Ltd	Australia
Koppers Australia Pty Ltd	Australia
Koppers Carbon Materials & Chemicals Pty Ltd	Australia
Koppers Wood Products Pty Ltd	Australia
Continental Carbon Australia Pty Ltd	Australia
Koppers Denmark A/S	Denmark
Koppers Europe ApS	Denmark
Koppers European Holdings A/S	Denmark
Koppers Tar Tech International A/S	Denmark
Koppers Luxembourg S.a.r.l	Luxembourg
Koppers Poland SP zo.o.	Poland
Koppers Lambson Limited	United Kingdom
Koppers UK Holding Limited	United Kingdom
Koppers UK Limited	United Kingdom
Koppers UK Transport Limited	United Kingdom

The address and telephone number of the principal executive offices of Koppers Inc., Koppers Asia LLC, Koppers Concrete Products, Inc., Concrete Partners, Inc. and Koppers Redemption, Inc. is 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001, and the agent of service is Mr. Steven R. Lacy, Esq. at the same address.

The address and telephone number of the principal executive offices of World-Wide Ventures Corporation and Koppers Delaware, Inc. is 501 Silverside Road, Suite 67, Wilmington, Delaware 19809, (302) 798-0294, and the agent of service is Mr. John S. Smith at the same address.

The address and telephone number of the principal executive offices of Koppers Australia Holding Company Pty Ltd., Koppers Australia Pty Ltd., Koppers Carbon Materials & Chemicals Pty Ltd., Koppers Wood Products Pty Ltd. and Continental Carbon Australia Pty Ltd. is 15 Blue Street, North Sydney, New South Wales, Australia 2060 and the agent of service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Denmark A/S, Koppers Europe ApS, Koppers European Holdings A/S, Koppers Tar Tech International A/S and Koppers Poland SP zo.o. is Avernakke, 5800 Nyborg, Denmark, and the agent of service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Luxembourg S.a.r.l. is 46A, Avenue J.F. Kennedy, L-1855, Luxembourg, and the agent of service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Lambson Limited, Koppers UK Holding Limited, Koppers UK Limited and Koppers UK Transport Limited is Normandy Gateway, Lysaghts Way, Scunthorpe, North Lincolnshire DN15 9YG, England, and the agent of service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The information in this prospectus is not complete and may be changed. We may not sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2009

$325,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Guarantees

Units

Offered by

Koppers Holdings Inc.

Koppers Holdings Inc. may offer to sell, from time to time, in one or more series:

•	senior or subordinated debt securities;

•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	warrants to purchase debt securities, common stock, preferred stock or other securities;

•	guarantees; or

•	units.

Koppers Inc., a wholly-owned subsidiary of Koppers Holdings, may offer to sell from time to time in one or more series, senior or subordinated debt securities or guarantees. In addition, our subsidiaries listed as registrants on the registration statement of which this prospectus is a part may offer to sell from time to time, guarantees of debt securities issued by Koppers Holdings or Koppers Inc. under this prospectus.

The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, preferred stock, our other securities or the debt and equity securities of one or more other entities. We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $325,000,000, on terms to be determined at the time of offering.

Our common stock is listed on the New York Stock Exchange under the symbol “KOP.” On September 3, 2009, the last reported sale price for our common stock was $26.97 per share.

We may sell these securities directly to purchasers, through dealers or agents designated from time to time or to or through one or more underwriters.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and may add to or update the information to this prospectus. You should read this prospectus, any prospectus supplement and the information incorporated by reference into this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities offered for sale under this prospectus may involve a high degree of risk. See “Risk Factors” on page 2 before making an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2009.

You should rely only on the information contained in this prospectus and any related prospectus supplement or incorporated by reference in this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $325,000,000. This prospectus provides a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We may also update or amend in a prospectus supplement any of the information contained or incorporated by reference into this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

SUMMARY

This in only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

We are a leading integrated global provider of carbon compounds and commercial wood treatment products. Our products are used in a variety of niche applications in a diverse range of end-markets, including the aluminum, railroad, specialty chemical, utility, rubber and steel industries. We serve our customers through a comprehensive global manufacturing and distribution network, with manufacturing facilities located in the United States, Australia, China, the United Kingdom and Denmark.

We operate two principal businesses: Carbon Materials & Chemicals and Railroad & Utility Products. Through our Carbon Materials & Chemicals business, we believe we are the largest distiller of coal tar in North America, Australia, the United Kingdom and Scandinavia. We process coal tar into a variety of products, including carbon pitch, creosote and phthalic anhydride, which are critical intermediate materials in the production of aluminum, the pressure treatment of wood and the production of plasticizers and specialty chemicals, respectively. Through our Railroad & Utility Products business, we are the largest North American supplier of railroad crossties. Our other commercial wood treatment products include utility poles for the electric and telephone utility industries.

Our principal offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1800. Our telephone number is (412) 227-2001. We maintain a website at www.koppers.com. The information contained on or linked to or from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

References in this prospectus to “Koppers Holdings”, the “Company,” “we,” “us” and “our” refer to Koppers Holdings Inc., a Pennsylvania corporation, together with our wholly-owned subsidiaries, including Koppers Inc.

RISK FACTORS

The securities offered for sale under this prospectus may involve a high degree of risk. Prior to making an investment decision, you should carefully consider the risks discussed under “Risk Factors” in the applicable prospectus supplement and in our filings with the SEC, and incorporated by reference in this prospectus and the applicable prospectus supplement, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus and any applicable prospectus supplement.

The risks and uncertainties described in the applicable prospectus supplement and in our SEC filings are not the only risks facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe”, “anticipate”, “expect”, “estimate”, “may”, “will”, “should”, “continue”, “plans”, “intends”, “likely” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in Koppers’ communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

•	general economic and business conditions;

•	demand for the Company’s goods and services;

•	competitive conditions in the industries in which Koppers operates;

•	the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

•	our ability to operate within the limitations of our debt covenants;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including foreign currency rate fluctuations;

•	availability of and fluctuations in the prices of key raw materials, including coal tar and timber;

•	economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across countries;

•	potential impairment of our goodwill and/or long-lived assets;

•	parties who are obligated to indemnify us for legal and environmental liabilities fail to perform under their legal obligations; and

•	unfavorable resolution of litigation against us.

Any forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference speak only as of the date of the applicable report, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes.

General corporate purposes may include any of the following:

•	repaying or refinancing debt;

•	providing working capital;

•	funding capital expenditures; or

•	paying for possible acquisitions or the expansion of our business.

We may temporarily invest the net proceeds that we receive from any offering or use the net proceeds to repay short-term debt until we can use the net proceeds for their stated purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities sold pursuant to that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends for the periods indicated. You should read these ratios in conjunction with our consolidated financial statements including the notes to those statements incorporated by reference into this prospectus.

	2004	2005	2006	2007	2008	Six Months Ended June 30, 2009
						(unaudited)
Ratio of Earnings to Fixed Charges (1)	1.31	1.26	1.24	2.37	2.68	2.13
Ratio of Earnings to Combined Fixed Charges and Preference Dividends (1) (2) (3)	—	—	1.24	2.37	2.68	2.13

(1)	For purposes of these ratios, “earnings” include income (loss) from continuing operations before income taxes less equity earnings net of dividends and pre-tax income of noncontrolling interests plus fixed charges. “Fixed charges” include interest, whether expensed or capitalized, the portion of rental expense (which we have calculated to be 31 percent of total rental expense) that is representative of the interest factor in these rentals. “Preference dividends” are calculated as the pre-tax earnings required to pay the preferred dividend.

(2)	Until January 2006, we had outstanding senior convertible preferred stock with dividend rights equivalent to 3.9799 times the dividend rate on our common stock. In January 2006, the senior convertible preferred stock was converted into shares of our common stock and there are no shares of preferred stock currently outstanding.

(3)	Earnings were insufficient to cover combined fixed charges and preference dividends by $157.6 million in 2004 and $34.5 million in 2005.

We are a holding company, which means that we conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations, including payments of principal, interest and other amounts. Holders of our debt securities will not have a direct claim against the assets of our operating subsidiaries except to the extent that our debt securities are guaranteed by one of our operating subsidiaries.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

Koppers Holdings or Koppers Inc. may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible and which may be issued in one or more series. In addition, Koppers Holdings or Koppers Inc. may provide full and unconditional guarantees of the repayment of any debt securities offered by the other under this prospectus. Finally, certain of our subsidiaries that are included as registrants in the registration statement related to this prospectus may provide full and unconditional guarantees of the repayment of any debt securities offered under this prospectus.

The senior notes and any related guarantees will be issued under the senior indenture which the issuer will enter into with the trustee named in the senior indenture. The subordinated notes and any related guarantees will be issued under the subordinated indenture which the issuer will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture or related document applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	issue guarantees;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of or sell assets of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Structural Subordination

Koppers Holdings conducts all of its operations through Koppers Inc. and its subsidiaries. As a result, Koppers Holdings depends on dividends from the earnings of Koppers Inc. and its subsidiaries to generate the funds necessary to meet Koppers Holdings’ financial obligations. To the extent of such operations, holders of debt securities of Koppers Holdings will have a position junior to the prior claims of creditors of Koppers Inc. and its subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that Koppers Holdings may be a creditor with recognized and unsubordinated claims against Koppers Inc. or any subsidiary. In addition, our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us. If specified in the prospectus supplement, the guarantees will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Koppers Inc. Debt Securities

The debt securities offered under this prospectus may be issued either by Koppers Holdings or its wholly owned subsidiary, Koppers Inc. If Koppers Inc. issues debt securities, Koppers Holdings and the other subsidiaries included as registrants in the registration statement related to this prospectus may guarantee the debt securities pursuant to a supplemental indenture or a notation of guarantee. The prospectus supplement will describe the terms of any such guarantee.

Guarantees

Koppers Holdings’ or Koppers Inc.’s payment obligations under any series of the debt securities may be jointly and severally guaranteed by the other or by one or more of the subsidiaries included as registrants in the registration statement related to this prospectus. If a series of debt securities is guaranteed by Koppers Holdings, Koppers Inc. or any subsidiary, such guarantor will execute a supplemental indenture or notation of guarantee as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

The obligations of each guarantor may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that guarantor and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantor guarantee.

Each indenture may restrict consolidations or mergers with or into an issuer or guarantor or provide for the release of a guarantor from a guarantee, as set forth in a related prospectus supplement, the applicable indenture, and any applicable related supplemental indenture.

If a series of debt securities is guaranteed and is designated as subordinate to any senior debt, then the related guarantees will be subordinated to the senior debt of the guarantor and will be subordinated to any guarantees of the issuer’s senior debt.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Koppers Holdings preferred stock, common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act of 1939 is applicable and except with respect to the rights and obligations of the trustee, which will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement relating to this offering.

Common Stock

Pursuant to the terms of our Amended and Restated Articles of Incorporation, which we refer to as our Articles of Incorporation, we are authorized to issue up to 40,000,000 shares of common stock, $0.01 par value per share. As of September 3, 2009, an aggregate of 20,454,872 shares of our common stock was outstanding.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us hereby will be, when issued and paid for, fully paid and non-assessable. If we issue any preferred stock, the rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Preferred Stock

Pursuant to the terms of our Articles of Incorporation, we are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of September 3, 2009, no shares of preferred stock were outstanding.

The board of directors is authorized, subject to any limitations prescribed by law, without further shareholder approval, to issue shares of preferred stock in one or more series. Each series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

The following description discusses the general terms of one or more series of preferred stock that we may offer under this prospectus. While the terms we have summarized below may generally apply to any preferred shares that we may offer, our board will include the specific terms of each series of preferred stock in a statement of preferred stock that will be filed with the Pennsylvania Secretary of State, and we will describe the particular terms of any series of preferred stock that we may offer in more detail in the applicable prospectus supplement. The terms of any series of preferred stock that we offer under a prospectus supplement may differ from the terms we describe below. In general, the terms of a series of preferred stock that we may offer may include:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

Description of Depositary Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to the registration statement in the event we issue depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Certain Corporate Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. These provisions include:

•

Preferred Stock. Our board of directors has the authority to issue one or more series of preferred stock with voting rights and other powers as the board of directors may determine, as described above.

•

Classified Board. Our Articles of Incorporation provide for a classified board of directors. Our board of directors is classified into three classes, and each director elected to our board will serve a three year term and will stand for re-election once every three years.

•

Removal of Directors, Vacancies. Our shareholders will be able to remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.

•

No Cumulative Voting. Our Articles of Incorporation provide that our shareholders do not have the right to cumulative votes in the election of directors. Under Pennsylvania law, cumulative voting rights are available to the holders of our common stock if our Articles of Incorporation had not negated cumulative voting.

•

No Shareholder Action by Written Consent; Calling of Special Meetings of Shareholders. Our Articles of Incorporation do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock. Our Articles of Incorporation also provide that special meetings of our shareholders may be called only by the board of directors or the chairman of the board of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

In addition, the Pennsylvania Business Corporation Law, or the BCL, provides that directors may, in discharging their duties, consider the effects of any action upon employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the BCL. We do not currently have a “poison pill”.

Pennsylvania Anti-Takeover Law Provisions

The BCL provides, in its subchapters 25(E), 25(F), 25(G), 25(H), 25(I) and 25(J), certain anti-takeover protections with respect to corporations which do not elect out of them. Under our Articles of Incorporation, we elect out of these subchapters.

The BCL permits an amendment of the corporation’s articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Bank of New York Mellon Shareowner Services.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “KOP.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities, for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment to the registration statement relating to this prospectus). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a supplement to this prospectus to describe the terms of any offering by us. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us, if any

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents; and

•	other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the common stock.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Reed Smith LLP has given its opinion to us as to certain legal matters relating to the validity of the securities to be offered by us in this prospectus.

EXPERTS

The consolidated financial statements of Koppers Holdings, Inc. appearing in Koppers Holdings, Inc.’s Current Report (Form 8-K) dated September 4, 2009 for the year ended December 31, 2008 (including schedules appearing therein), and the effectiveness of Koppers Holdings Inc.’s internal control over financial reporting as of December 31, 2008, appearing in Koppers Holdings, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.koppers.com.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (portions of which are superseded by our Current Report on Form 8-K filed with the SEC on September 4, 2009);

•	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and March 31, 2009 (portions of which are superseded by our Current Report on Form 8-K filed with the SEC on September 4, 2009):

•	Current Reports on Form 8-K filed on January 22, 2009, February 18, 2009, May 8, 2009, August 6, 2009 and September 4, 2009;

•	Definitive proxy statement on Schedule 14A filed on April 1, 2009;

•	Description of our common stock contained in our registration statement on Form 8-A dated January 27, 2006; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the last offering the securities under this prospectus.

Notwithstanding the foregoing paragraphs, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. You should not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following:

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

Attention: Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by us in connection with the offering of securities being registered. All amounts are estimates except the registration fee.

Amount to Be Paid
Registration fee (1)	$—
Legal fees and expenses	100,000.00
Accounting fees and expenses	125,000.00
Transfer agent fees	100,000.00
Printing and engraving expenses	100,000.00
Miscellaneous	5,000.00

Total	$430,000.00

(1)	Pursuant to Rule 415(a)(6), $200,000,000 of the securities registered hereunder are unsold securities previously registered on Registration Statement 333-136329, filed on August 4, 2006, for which a filing fee of $21,400.00 was previously paid and will continue to be applied to such unsold securities. The amount of the registration fee in the “Calculation of Registration Fee” table relates to the additional $125,000,000 of securities being registered hereunder. Pursuant to Rule 457(p), the registration fee of $6,975 relating to the additional $125,000,000 of securities being registered under this registration statement is offset by $7,979.03 of registration fees previously paid relating to the unsold portion (3,977,500 shares of common stock) of a total registered amount of 7,600,000 shares of common stock (secondary offering) of the registrant that were previously registered pursuant to Registration Statement No. 333-136329, filed on August 4, 2006, the offering of which has been completed.

Item 15. Indemnification of Directors and Officers

1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the “BCL”) provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

(2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

2. Articles of Incorporation Provision on Liability of Directors. The registrant’s articles of incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Pennsylvania law.

3. Indemnification Bylaw. Article VII of the registrant’s Bylaws provides that the directors and officers of the registrant and certain other persons designated by the Board of Directors of the registrant shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another enterprise at the request of the registrant, with certain limitations and exceptions.

Article VII of the registrant’s Bylaws also provides that the registrant may purchase and maintain insurance to protect itself and any director, officer, agent or employee entitled to indemnification under Article VII against any liability asserted against such person and incurred by such person in respect of the service of such person to the registrant.

As permitted by BCL Section 1713, the registrant’s Articles and Bylaws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness or the director has breached or failed to perform the duties of his office under Title 15, Chapter 17, Subchapter E. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

4. Director and Officer Liability Insurance. The registrant maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, the registrant is entitled to reimbursement for amounts as to which the directors and officers are indemnified under the Bylaw indemnification provision. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to foregoing Bylaw indemnification provision.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description

1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Koppers Holdings Inc.

3.2	Bylaws of Koppers Holdings Inc.

3.3	Restated and Amended Articles of Incorporation of Koppers Inc.

3.4	Restated and Amended Bylaws of Koppers Inc.

3.5	Certificate of Incorporation of World-Wide Ventures Corporation

3.6	Bylaws of World-Wide Ventures Corporation

3.7	Certificate of Incorporation of Koppers Concrete Products, Inc.

3.8	Bylaws of Koppers Concrete Products, Inc.

3.9	Certificate of Incorporation of Concrete Partners, Inc.

3.10	Bylaws of Concrete Partners, Inc.

3.11	Certificate of Incorporation of Koppers Delaware, Inc.

3.12	Bylaws of Koppers Delaware, Inc.

3.13	Certificate of Incorporation of Koppers Redemption, Inc.

3.14	Bylaws of Koppers Redemption, Inc.

3.15	Constitution of Koppers Australia Holding Company Pty Ltd

3.16	Constitution of Koppers Australia Pty Ltd

3.17	Memorandum and Articles of Association of Koppers Carbon Materials & Chemicals Pty Ltd

3.18	Memorandum and Articles of Association of Koppers Wood Products Pty

3.19	Articles of Association of Continental Carbon Australia Pty Ltd

3.20	Articles of Association for Koppers Denmark A/S.

3.21	Articles of Association for Koppers Europe ApS.

3.22	Articles of Association for Koppers Tar Tech International A/S.

3.23	Articles of Association for Koppers European Holdings A/S.

3.24	Certificate of Formation of Koppers Asia LLC.

3.25	Operating Agreement of Koppers Asia LLC.

3.26	Articles of Association of Koppers Luxembourg S.a.r.l.

3.27	Articles of Association of Koppers Poland SP zo.o.

3.28	Articles of Association of Koppers Lambson Limited.

3.29	Articles of Association of Koppers UK Holding Limited.

3.30	Articles of Association of Koppers UK Limited.

Number	Description
3.31	Articles of Association of Koppers UK Transport Limited.

4.1	Sample Common Stock Certificate.

4.2	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).

4.3	Form of Common Stock Warrant Certificate (included in Exhibit 4.10).

4.4	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.11).

4.5	Form of Preferred Stock Certificate.

4.6	Form of Senior Debt Security.

4.7	Form of Subordinated Debt Security.

4.8	Form of Statement of Preferred Stock.

4.9	Form of Debt Securities Warrant Agreement.

4.10	Form of Common Stock Warrant Agreement.

4.11	Form of Preferred Stock Warrant Agreement.

4.12	Form of Senior Indenture.

4.13	Form of Subordinated Indenture.

4.14	Form of Deposit Agreement.

4.15	Form of Depositary Receipt.

4.16	Form of Unit Agreement, including Form of Unit Certificate.

5.1	Opinion of Reed Smith LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reed Smith LLP (contained within Exhibit 5.1).

23.2	Consent of Ernst & Young, independent registered public accounting firm.

24.1	Powers of Attorney.

24.2	Powers of Attorney.

24.3	Powers of Attorney.

24.4	Powers of Attorney.

24.5	Powers of Attorney.

24.6	Powers of Attorney.

24.7	Powers of Attorney.

24.8	Powers of Attorney.

24.9	Powers of Attorney.

24.10	Powers of Attorney.

24.11	Powers of Attorney.

24.12	Powers of Attorney.

24.13	Powers of Attorney.

24.14	Powers of Attorney.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 for the Senior Indenture.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 for the Subordinated Indenture.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(A)(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(A)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(A)(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(A)(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(A)(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(A)(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(A)(8) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus supplement by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and;

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(A)(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 4th day of September, 2009.

KOPPERS HOLDINGS INC.

By:	/S/ BRIAN H. MCCURRIE
Brian H. McCurrie
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Walter W. Turner	President and Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	September 4, 2009

* David M. Hillenbrand	Director	September 4, 2009

* Cynthia A. Baldwin	Director	September 4, 2009

* Feng Xudong	Director	September 4, 2009

Albert J. Neupaver	Director

* James C. Stalder	Director	September 4, 2009

* Stephen R. Tritch	Director	September 4, 2009

* T. Michael Young	Director	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 4th day of September, 2009.

KOPPERS INC.

By:	/S/ BRIAN H. MCCURRIE
Brian H. McCurrie
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Walter W. Turner	President and Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	September 4, 2009

* David M. Hillenbrand	Director	September 4, 2009

* Cynthia A. Baldwin	Director	September 4, 2009

Albert J. Neupaver	Director

* Feng Xudong	Director	September 4, 2009

* James C. Stalder	Director	September 4, 2009

* Stephen R. Tritch	Director	September 4, 2009

* T. Michael Young	Director	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania, on the 4th day of September, 2009.

KOPPERS ASIA LLC

By:	/S/ STEVEN R. LACY
Steven R. Lacy Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Kevin J. Fitzgerald	Director (Principal Executive Officer)	September 4, 2009

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	September 4, 2009

Donald E. Evans	Director

/S/ STEVEN R. LACY Steven R. Lacy	Director	September 4, 2009

*By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 4th day of September, 2009.

WORLD-WIDE VENTURES CORPORATION

By:	/S/ LOUANN E. TRONSBERG-DEIHLE
Louann E. Tronsberg-Deihle
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Walter W. Turner	President and Director (Principal Executive Officer)	September 4, 2009

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Vice President (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ JOHN S. SMITH John S. Smith	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 4th day of September, 2009.

KOPPERS CONCRETE PRODUCTS, INC.

By:	/S/ THOMAS D. LOADMAN
Thomas D. Loadman
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ THOMAS D. LOADMAN Thomas D. Loadman	President and Director (Principal Executive Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Vice President and Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 4th day of September, 2009.

CONCRETE PARTNERS, INC.

By:	/S/ THOMAS D. LOADMAN
Thomas D. Loadman
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ THOMAS D. LOADMAN Thomas D. Loadman	President and Director (Principal Executive Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Vice President and Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 4th day of September, 2009.

KOPPERS DELAWARE, INC.

By:	/S/ BRIAN H. MCCURRIE
Brian H. McCurrie
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	President and Director (Principal Executive Officer)	September 4, 2009

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Vice President (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director	September 4, 2009

/S/ JOHN S. SMITH John S. Smith	Director	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 4th day of September, 2009.

KOPPERS REDEMPTION, INC.

By:	/S/ BRIAN H. MCCURRIE
Brian H. McCurrie
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	President and Director (Principal Executive Officer)	September 4, 2009

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Vice President (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, New South Wales, Australia, on the 4th day of September, 2009.

KOPPERS AUSTRALIA HOLDING COMPANY PTY LIMITED

By:	/S/ NEIL GLEESON
Neil Gleeson
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MARK R. MCCORMACK Mark R. McCormack	Director (Principal Executive Officer)	September 4, 2009

/S/ NEIL GLEESON Neil Gleeson	Secretary (Principal Financial and Principal Accounting Officer)	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* Kevin J. Fitzgerald	Director	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, New South Wales, Australia, on the 4th day of September, 2009.

KOPPERS AUSTRALIA PTY LIMITED

By:	/S/ NEIL GLEESON
Neil Gleeson
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MARK R. MCCORMACK Mark R. McCormack	Director (Principal Executive Officer)	September 4, 2009

/S/ NEIL GLEESON Neil Gleeson	Secretary (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, New South Wales, Australia, on the 4th day of September, 2009.

KOPPERS CARBON MATERIALS & CHEMICALS PTY LIMITED

By:	/S/ NEIL GLEESON
Neil Gleeson
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MARK R. MCCORMACK Mark R. McCormack	Director (Principal Executive Officer)	September 4, 2009

/S/ NEIL GLEESON Neil Gleeson	Secretary (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, New South Wales, Australia, on the 4th day of September, 2009.

KOPPERS WOOD PRODUCTS PTY LIMITED

By:	/S/ NEIL GLEESON
Neil Gleeson
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MARK R. MCCORMACK Mark R. McCormack	Director (Principal Executive Officer)	September 4, 2009

/S/ NEIL GLEESON Neil Gleeson	Secretary (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, New South Wales, Australia, on the 4th day of September, 2009.

CONTINENTAL CARBON AUSTRALIA PTY LIMITED

By:	/S/ NEIL GLEESON
Neil Gleeson
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MARK R. MCCORMACK Mark R. McCormack	Director (Principal Executive Officer)	September 4, 2009

/S/ NEIL GLEESON Neil Gleeson	Secretary (Principal Financial and Principal Accounting Officer)	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nyborg, Denmark, on the 4th day of September, 2009.

KOPPERS DENMARK A/S

By:	/S/ KENT BO SVENDSEN
Kent Bo Svendsen Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ KENT BO SVENDSEN Kent Bo Svendsen	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ JAMES T. DIETZ James T. Dietz	Director	September 4, 2009

/S/ SVEN KAAS HANSEN Sven Kaas Hansen	Director	September 4, 2009

Benny Hansen	Director

/S/ MARIANNE HAUSBERGER NIELSEN Marianne Hausberger Nielsen	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nyborg, Denmark, on the 4th day of September, 2009.

KOPPERS EUROPE ApS

By:	/S/ SVEN KAAS HANSEN
Sven Kaas Hansen Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ SVEN KAAS HANSEN Sven Kaas Hansen	Director (Principal Executive Officer)	September 4, 2009

/S/ KENT BO SVENDSEN Kent Bo Svendsen	Principal Financial and Principal Accounting Officer	September 4, 2009

/S/ JAMES T. DIETZ James T. Dietz	Director	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nyborg, Denmark, on the 4th day of September, 2009.

KOPPERS EUROPEAN HOLDINGS A/S

By:	/S/ SVEN KAAS HANSEN
Sven Kaas Hansen Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ SVEN KAAS HANSEN Sven Kaas Hansen	Director (Principal Executive Officer)	September 4, 2009

/S/ KENT BO SVENDSEN Kent Bo Svendsen	Principal Financial and Principal Accounting Officer	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ JAMES T. DIETZ James T. Dietz	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nyborg, Denmark, on the 4th day of September, 2009.

KOPPERS TAR TECH INTERNATIONAL A/S

By:	/S/ SVEN KAAS HANSEN
Sven Kaas Hansen Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ SVEN KAAS HANSEN Sven Kaas Hansen	Director (Principal Executive Officer)	September 4, 2009

/S/ KENT BO SVENDSEN Kent Bo Svendsen	Principal Financial and Principal Accounting Officer	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ JAMES T. DIETZ James T. Dietz	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Grand Duchy of Luxembourg, on the 4th day of September, 2009.

KOPPERS LUXEMBOURG S.a.r.l.

By:	/S/ BRADLEY PEARCE
Bradley Pearce Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Director (Principal Executive Officer)	September 4, 2009

/S/ BRADLEY PEARCE Bradley Pearce	Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

Jack Mudde	Director

Wim Rits	Director

/S/ ROBERT VAN’T HOEFT Robert Van’t Hoeft	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nyborg, Denmark, on the 4th day of September, 2009.

KOPPERS POLAND SP zo.o.

By:	/S/ SVEN KAAS HANSEN
Sven Kaas Hansen Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ SVEN KAAS HANSEN Sven Kaas Hansen	Director (Principal Executive Officer)	September 4, 2009

/S/ KENT BO SVENDSEN Kent Bo Svendsen	Principal Financial and Principal Accounting Officer	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Agent of Service (authorized U.S. representative)	September 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scunthorpe, North Lincolnshire, England, on the 4th day of September, 2009.

KOPPERS LAMBSON LIMITED

By:	/S/ MARTIN G. WILLIAMS
Martin G. Williams Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JAMES T. DIETZ James T. Dietz	Director (Principal Executive Officer)	September 4, 2009

/S/ MARTIN G. WILLIAMS Martin G. Williams	Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ BRIAN H. MCCURRIE Brian H. McCurrie	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scunthorpe, North Lincolnshire, England, on the 4th day of September, 2009.

KOPPERS UK HOLDING LIMITED

By:	/S/ MARTIN G. WILLIAMS
Martin G. Williams Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JAMES T. DIETZ James T. Dietz	Director (Principal Executive Officer)	September 4, 2009

/S/ MARTIN G. WILLIAMS Martin G. Williams	Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scunthorpe, North Lincolnshire, England, on the 4th day of September, 2009.

KOPPERS UK LIMITED

By:	/S/ MARTIN G. WILLIAMS
Martin G. Williams Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JAMES T. DIETZ James T. Dietz	Director (Principal Executive Officer)	September 4, 2009

/S/ MARTIN G. WILLIAMS Martin G. Williams	Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scunthorpe, North Lincolnshire, England, on the 4th day of September, 2009.

KOPPERS UK TRANSPORT LIMITED

By:	/S/ MARTIN G. WILLIAMS
Martin G. Williams Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JAMES T. DIETZ James T. Dietz	Director (Principal Executive Officer)	September 4, 2009

/S/ MARTIN G. WILLIAMS Martin G. Williams	Director (Principal Financial and Principal Accounting Officer)	September 4, 2009

* Walter W. Turner	Director	September 4, 2009

/S/ STEVEN R. LACY Steven R. Lacy	Director and Agent of Service (authorized U.S. representative)	September 4, 2009

* By	/S/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

Exhibit Index

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

3.1	Amended and Restated Articles of Incorporation of Koppers Holdings Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed February 7, 2006

3.2	Amended and Restated Bylaws of Koppers Holdings Inc.	Incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q filed August 9, 2007

3.3	Restated and Amended Articles of Incorporation of Koppers Inc.	Incorporated by reference to Exhibit 4.1 to Koppers Inc.’s Registration Statement on Form S-8 filed December 22, 1997

3.4	Restated and Amended Bylaws of Koppers Inc.	Incorporated by reference to Exhibit 4.2 to Koppers Inc.’s Registration Statement on Form S-8 filed December 22, 1997

3.5	Certificate of Incorporation of World-Wide Ventures Corporation	Previously filed with the Registration Statement on July 1, 2009

3.6	Bylaws of World-Wide Ventures Corporation	Previously filed with the Registration Statement on July 1, 2009

3.7	Certificate of Incorporation of Koppers Concrete Products, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.8	Bylaws of Koppers Concrete Products, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.9	Certificate of Incorporation of Concrete Partners, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.10	Bylaws of Concrete Partners, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.11	Certificate of Incorporation of Koppers Delaware, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.12	Bylaws of Koppers Delaware, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.13	Certificate of Incorporation of Koppers Redemption, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.14	Bylaws of Koppers Redemption, Inc.	Previously filed with the Registration Statement on July 1, 2009

3.15	Constitution of Koppers Australia Holding Company Pty Ltd	Previously filed with the Registration Statement on July 1, 2009

3.16	Constitution of Koppers Australia Pty Ltd	Previously filed with the Registration Statement on July 1, 2009

Exhibit No.	Description	Method of Filing

3.17	Memorandum and Articles of Association of Koppers Carbon Materials & Chemicals Pty Ltd	Previously filed with the Registration Statement on July 1, 2009

3.18	Memorandum and Articles of Association of Koppers Wood Products Pty	Previously filed with the Registration Statement on July 1, 2009

3.19	Articles of Association of Continental Carbon Australia Pty Ltd	Previously filed with the Registration Statement on July 1, 2009

3.20	Articles of Association for Koppers Denmark A/S.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.21	Articles of Association for Koppers Europe ApS.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.22	Articles of Association for Koppers Tar Tech International A/S.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.23	Articles of Association for Koppers European Holdings A/S.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.24	Certificate of Formation of Koppers Asia LLC.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.25	Operating Agreement of Koppers Asia LLC.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.26	Articles of Association of Koppers Luxembourg S.a.r.l.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

3.27	Articles of Association of Koppers Poland SP zo.o.	Filed herewith

3.28	Articles of Association of Koppers Lambson Limited.	Filed herewith

3.29	Articles of Association of Koppers UK Holding Limited.	Filed herewith

3.30	Articles of Association of Koppers UK Limited.	Filed herewith

3.31	Articles of Association of Koppers UK Transport Limited.	Filed herewith

4.1	Sample Common Stock Certificate.	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1 (No. 333-128250)

4.2	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).	Previously filed with the Registration Statement on July 1, 2009

Exhibit No.	Description	Method of Filing

4.3	Form of Common Stock Warrant Certificate (included in Exhibit 4.10).	Previously filed with the Registration Statement on July 1, 2009

4.4	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.11).	Previously filed with the Registration Statement on July 1, 2009

4.5	Form of Preferred Stock Certificate.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.6	Form of Senior Debt Security.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.7	Form of Subordinated Debt Security.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.8	Form of Statement of Preferred Stock.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.9	Form of Debt Securities Warrant Agreement.	Previously filed with the Registration Statement on July 1, 2009

4.10	Form of Common Stock Warrant Agreement.	Previously filed with the Registration Statement on July 1, 2009

4.11	Form of Preferred Stock Warrant Agreement.	Previously filed with the Registration Statement on July 1, 2009

4.12	Form of Senior Indenture.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

4.13	Form of Subordinated Indenture.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

4.14	Form of Deposit Agreement	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.15	Form of Depositary Receipt	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.16	Form of Unit Agreement, including form of Unit Certificate	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

5.1	Opinion of Reed Smith LLP.	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

12.1	Computation of Ratio of Earnings to Fixed Charges.	Filed herewith

Exhibit No.	Description	Method of Filing

23.1	Consent of Reed Smith LLP (contained within Exhibit 5.1).	Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement on August 13, 2009

23.2	Consent of Ernst & Young, independent registered public accounting firm.	Filed herewith

24.1	Powers of Attorney.	Previously filed with the Registration Statement on July 1, 2009

24.2	Powers of Attorney.	Filed herewith

24.3	Powers of Attorney.	Filed herewith

24.4	Powers of Attorney.	Filed herewith

24.5	Powers of Attorney.	Filed herewith

24.6	Powers of Attorney.	Filed herewith

24.7	Powers of Attorney.	Filed herewith

24.8	Powers of Attorney.	Filed herewith

24.9	Powers of Attorney.	Filed herewith

24.10	Powers of Attorney.	Filed herewith

24.11	Powers of Attorney.	Filed herewith

24.12	Powers of Attorney.	Filed herewith

24.13	Powers of Attorney.	Filed herewith

24.14	Powers of Attorney.	Filed herewith

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 for the Senior Indenture.	Previously filed with the Registration Statement on July 1, 2009

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 for the Subordinated Indenture.	Previously filed with the Registration Statement on July 1, 2009